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                                                                    EXHIBIT 11


                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (THOUSANDS)


                                                                            Three Months Ended
                                       ------------------------------------------------------------------------------------------
                                                      April 30, 2000                                April 30, 1999
                                       --------------------------------------------    ------------------------------------------
                                            Loss          Shares         Per-Share          Loss         Shares       Per-Share
                                        (Numerator)   (Denominator)       Amount        (Numerator)   (Denominator)     Amount
                                       ------------   -------------    ------------    ------------   ------------   ------------
BASIC EPS
Income available to common
stockholders                           $     (2,425)          8,712    $      (0.28)   $      3,477          8,654   $       0.40
                                                                       ============                                  ============

EFFECT OF DILUTIVE SECURITIES
Average options outstanding                                       0                                          1,831
Effects of treasury stock method
(based on exercise proceeds and
tax benefits)                                                     0                                         (1,684)
                                       ------------    ------------                    ------------   ------------

DILUTED EPS
Income available to common
stockholders assuming dilution         $     (2,425)          8,712    $      (0.28)   $      3,477          8,801   $       0.40
                                       ============    ============    ============    ============   ============   ============


                                                                             Six Months Ended
                                       ------------------------------------------------------------------------------------------
                                                      April 30, 2000                                April 30, 1999
                                       --------------------------------------------    ------------------------------------------
                                           Loss           Shares         Per-Share        Income         Shares         Per-Share
                                        (Numerator)   (Denominator)       Amount        (Numerator)  (Denominator)       Amount
                                       ------------   -------------    ------------    ------------   ------------   ------------

BASIC EPS
Income available to common
stockholders                           $     (3,622)          8,704    $      (0.42)   $      3,434          8,650   $       0.40
                                                                       ============                                  ============

EFFECT OF DILUTIVE SECURITIES
Average options outstanding                                       0                                          1,831
Effects of treasury stock method
(based on exercise proceeds and
tax benefits)                                                     0                                         (1,679)
                                       ------------    ------------                    ------------   ------------

DILUTED EPS
Income available to common
stockholders assuming dilution         $     (3,622)          8,704    $      (0.42)   $      3,434          8,802   $       0.39
                                       ============    ============    ============    ============   ============   ============





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